UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2024

bioAffinity Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(Address of principal executive offices, including zip code)

(210) 698-5334

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.007 per share	BIAF	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2024, the Board of Directors (the “Board”) of bioAffinity technologies, Inc. (the “Company”) appointed J. Michael Edwards, who has served as the Company’s Interim Chief Financial Officer, as a consultant, since September 2024, to serve as Chief Financial Officer of the Company, effective November 5, 2024.

A brief description of the qualifications and experiences of Mr. Edwards is set forth below.

Michael Edwards, age 57, has more than three decades of experience in financial management and business strategy. Since 2009, Mr. Edwards has provided consulting services through his company J. Michael Edwards, LLC. Mr. Edwards served as the Company’s Chief Financial Officer from April 2014 until November 2016 and again from June 2017 to May 1, 2023. Previously, he was chief financial officer of CytoBioscience Inc., which develops and manufactures instruments for disease analysis and treatment, and OncoVista Innovative Therapies, Inc., a biopharmaceutical company that develops targeted anticancer therapies by utilizing tumor-associated biomarkers. Earlier in his career, Mr. Edwards held finance positions at BioNumerik Pharmaceuticals, Inc. and Ilex Oncology, Inc. He is a certified public accountant who began his career at PricewaterhouseCoopers LLP. Mr. Edwards earned his MBA from The University of Texas McCombs School of Business in Austin, Texas.

There are no family relationships between Mr. Edwards and any of the Company’s directors or executive officers. In addition, except as set forth above, Mr. Edwards is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the terms of an employment agreement (the “Edwards Employment Agreement”), dated October 9, 2024, entered into between the Company and Mr. Edwards, Mr. Edwards will receive an annual base salary of $300,000. The initial term of Mr. Edwards’ employment is one year, commencing November 5, 2024, which shall be automatically renewed for successive one (1) year periods thereafter, unless his employment is terminated in accordance with the terms of the Edwards Employment Agreement. Mr. Edwards will receive a one-time signing bonus, comprised of both cash and equity. The cash portion of the signing bonus will be $50,000 and the equity portion of the signing bonus will be a grant of a restricted stock award of 100,000 shares of the Company’s common stock, which shall vest 25% on November 5, 2024 and 25% on each of the first, second and third anniversary of such date. In addition, Mr. Edwards will be eligible to receive cash and equity bonus awards at the discretion of the Company’s compensation committee and to participate in the Company’s benefit plans made available by the Company to similarly situated employees.

The foregoing description of the Edwards Employment Agreement does not purport to be complete and is qualified in its entirety by reference thereto, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 10, 2024, the Company issued a press release regarding the matters discussed in Item 5.02 above, including announcing the hiring of Mr. Edwards as the Company’s Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The exhibit is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either of them be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between bioAffinity Technologies, Inc. and Michael Edwards, dated as of October 9, 2024
99.1	Press Release of bioAffinity Technologies, Inc., dated October 10, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2024	BIOAFFINITY TECHNOLOGIES, INC.
(Registrant)

	By:	/s/ Maria Zannes
	Name:	Maria Zannes
	Title:	President and Chief Executive Officer